Exhibit 10.24

ASSIGNMENT FOR SECURITY (TRADEMARKS)

WHEREAS, BODY SHOP OF AMERICA, INC., a Florida corporation (the “Assignor”), has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

WHEREAS, the Assignor, has entered into a Security Agreement, dated October 1, 2006 (the “Security Agreement”), in favor of Dymas Funding Company, LLC, in its capacity as the Administrative Agent for certain lenders (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the lenders a continuing security interest in all right, title and interest of the Assignor in, to and under the Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the lenders a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of the lenders observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of October 1, 2006.

BODY SHOP OF AMERICA, INC.

By:	/s/Carlo A. von Schroeter
Name:	Carlo A. von Schroeter
Title:	Vice President

SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

Country	BSKB Ref #	Mark	Appl #	Filing Date	Reg #	Reg. Date
		KAT MAN DU
U.S.	2487-0101	(STYLIZED)	73/793,842	4/17/1989	1,636,420	2/26/1991
U.S.	2487-0105	BODY SHOP	73/204,621	2/22/1979	1,140,433	10/14/1980
U.S.	2487-0106	BODY SHOP	73/204,344	2/21/1979	1,376,370	12/17/1985
U.S.	2487-0110	LIPSTICK	75/407,103	12/17/1997	2,218,837	1/19/1999
U.S.	2487-0119	BODY CENTRAL	76/293,736	8/2/2001	2,759,773	9/2/2003
Puerto Rico	2487-0119	BODY CENTRAL	55995	2/4/2002	55,995	2/4/2002